Exhibit 10.1

EXECUTION

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “First Amendment”), dated as of March 27, 2014 among UNITED AIRLINES, INC. (formerly known as Continental Airlines, Inc. and as successor to United Air Lines, Inc.), a Delaware corporation (the “Borrower”), UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (“UCH”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and on behalf of the Consenting Lenders (as defined below) executing consents to this Amendment. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Loan Agreement referred to below (as amended by this First Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, UCH and certain of its subsidiaries other than the Borrower from time to time, as guarantors, the Lenders and the Administrative Agent are parties to a $1,900,000,000 Credit and Guaranty Agreement dated as of March 27, 2013 (as amended, modified and supplemented and in effect on the date hereof, the “Loan Agreement”) comprised of a $1,000,000,000 revolving credit facility and a $900,000,000 term loan facility (of which $893,250,000 was outstanding immediately prior to effectiveness of the First Amendment);

WHEREAS, the Borrower has requested to amend certain terms of the Loan Agreement as hereinafter set forth;

WHEREAS, with respect to the Term Lenders holding any Term Loans outstanding immediately prior to the First Amendment Effective Date (as defined below) (such Term Loans, the “Refinanced Term Loans”) whose executed consent to this First Amendment has not been received by the Administrative Agent on or prior to a deadline (the “Non-Consenting Lenders”; the Term Lenders that are not the Non-Consenting Lenders (including the “Fronting Lender” as defined below) are hereinafter referred to as the “Consenting Lenders”) as agreed between the Borrower and the Administrative Agent and announced by the Administrative Agent to the Term Lenders (the “Consent Deadline”), the Borrower hereby gives notice to each Non-Consenting Lender, pursuant to Section 10.08(e) of the Loan Agreement, that upon the First Amendment Effective Date, the principal amount of and accrued and unpaid interest on its Refinanced Term Loans will be repaid in full on behalf of the Borrower by the Administrative Agent or JPMorgan Chase Bank, N.A., as Fronting Lender (the “Fronting Lender”);

WHEREAS, on the First Amendment Effective Date, the Refinanced Term Loans held by the Consenting Lenders and Fronting Lender shall be converted to new Class B Term Loans (the “Replacement Term Loans”); and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1—Loan Agreement Amendments. Subject to the satisfaction of the conditions set forth in Section 2 hereof:

(a) Amended Definitions. Section 1.01 of the Loan Agreement shall be amended by amending and restating in their entirety the below definitions as follows:

“Applicable Margin” shall mean (i) with respect to Revolving Loans, a rate per annum equal to (x) 2.00%, in the case of ABR Loans and (y) 3.00% in the case of Eurodollar Loans and (ii) with respect to Class B Term Loans, a rate per annum equal to (1) in the event the Rating by Moody’s is Ba3 or better and the Rating by S&P is BB- or better, 1.50% in the case of ABR Loans and 2.50% in the case of Eurodollar Loans and (2) otherwise, 1.75% in the case of ABR Loans and 2.75% in the case of Eurodollar Loans. If the Ratings established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum appearing on Bloomberg Page BBAM1 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, provided, that solely in respect of the Class B Term Loans, the LIBO Rate shall not be less than 0.75%. In the event that the rate identified in the foregoing sentence (without regard to the proviso) is not available at such time for any reason, then such rate shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, solely in respect of the Class B Term Loans, such rate shall not be less than 0.75%.

(b) New Definitions. Section 1.01 of the Loan Agreement shall be amended by adding thereto the following definition in its appropriate alphabetical order:

“Rating” shall mean the corporate credit rating as determined by S&P or the corporate family rating as determined by Moody’s, as applicable, of the Borrower.

(c) Section 2.10. The first sentence of Section 2.10(b) shall be amended and restated to read as follows: The principal amount of the Class B Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) of $2,250,000, on the last day of each March, June, September and December, commencing on March 31, 2014.

(d) Section 2.13. Section 2.13(d) of the Loan Agreement shall be amended by deleting the words “the first anniversary of the Closing Date” and replacing them with “March 27, 2015”.

SECTION 2—Conditions to Effectiveness. This First Amendment shall become effective on the date when each of the following conditions specified below shall have been satisfied (the “First Amendment Effective Date”):

(i) the Administrative Agent and the Borrower shall have received a signed signature page to this First Amendment from the Borrower, the Guarantor and the Administrative Agent and a signed consent from each Consenting Lender, and in the case of each such Consenting Lender such Consenting Lender shall have elected on its signature page either “Option A” or “Option B” as described in Exhibit A hereto;

(ii) the Administrative Agent shall have received with respect to the Borrower a certificate of the Secretary of State of the state of Delaware, dated as of a recent date, as to its good standing;

(iii) the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or similar officer), of the Borrower dated the date hereof and certifying as to the incumbency and specimen signature of each officer of the Borrower executing this First Amendment or any other document delivered by it in connection herewith;

(iv) the Borrower shall have paid to the Administrative Agent for the benefit of itself and the Consenting Lenders the then-unpaid balance of all accrued and unpaid fees due, owing and payable by the Borrower to them in connection with this First Amendment, as agreed to by the Borrower, and the reasonable attorneys’ fees of Milbank, Tweed, Hadley & McCloy LLP as counsel to the Administrative Agent incurred in connection with the preparation, execution and delivery of this First Amendment as to which the Borrower shall have received an invoice prior to the First Amendment Effective Date;

(v) the Administrative Agent shall have received an Officer’s Certificate from the Borrower certifying as to the truth in all material respects of the representations and warranties set forth in Section 3 of this First Amendment as though made by it on the date hereof, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided, that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the First Amendment); and

(vi) all interest accrued on the Term Loans that has not yet been paid by the Borrower to the Administrative Agent as of the First Amendment Effective Date shall have been paid in full.

The Administrative Agent shall promptly notify the parties hereto of the occurrence of the First Amendment Effective Date.

SECTION 3—Representations and Warranties. In order to induce the Consenting Lenders and the Administrative Agent to enter into this First Amendment, the Borrower represents and warrants to each of the Consenting Lenders and the Administrative Agent that on and as of the date hereof after giving effect to this First Amendment, (i) no Event of Default has occurred and is continuing or would result from giving effect to the First Amendment and (ii) the representations and warranties contained in the Loan Agreement and the other Loan Documents (other than the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a) of the Loan Agreement), are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the First Amendment.

SECTION 4—Reference to and Effect on the Loan Agreement; Ratification. At and after the effectiveness of this First Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this First Amendment. The Loan Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, and the obligations of the Borrower hereunder and thereunder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The parties hereto confirm and agree that the guaranty under Section 9 of the Loan Agreement shall continue in full force and effect after giving effect to this First Amendment, and the term “Obligations” as used in the Loan Agreement shall include all obligations of the Borrower under the Loan Agreement, as amended by this First Amendment. This First Amendment shall be deemed to be a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION 5—Execution in Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The execution and delivery of a consent to this First Amendment by each Consenting Lender shall be irrevocable and shall be binding upon such Consenting Lender’s successors, permitted transferees and permitted assigns. This First Amendment shall become effective as set forth in Section 2, and from and after the First Amendment Effective Date shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted transferees and permitted assigns. Delivery of an executed counterpart of a signature page of this First Amendment or of a consent to this First Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this First Amendment or such consent, respectively.

SECTION 6—Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7—Refinancing of Non-Consenting Lender Term Loans; Assignments of Certain Lenders. Subject to the satisfaction of the conditions set forth in Section 2 and effective as of the First Amendment Effective Date:

(a) the outstanding Refinanced Term Loans of each Non-Consenting Lender shall, pursuant to 10.08(e) of the Loan Agreement, be repaid, on behalf of the Borrower by payment from the Fronting Lender of an amount equal to the outstanding principal amount of, and accrued and unpaid interest on all of such Refinanced Term Loans, and all of such Non-Consenting Lender’s existing Refinanced Term Loans shall be deemed refinanced by new Class B Term Loans held by the Fronting Lender in an amount corresponding to the amount of existing Refinanced Term Loans held by such Non-Consenting Lender,

(b) each Consenting Lender who elects Option B as described in Exhibit A hereto (each such Lender a “Cash Roll Lender”), shall on or prior to the First Amendment Effective Date and upon execution and delivery of its consent as described in Exhibit A hereto (i) be deemed to have assigned its Refinanced Term Loans to the Fronting Lender pursuant to the terms hereof (the “First-Step Assignment”), (ii) receive an amount equal to the outstanding principal amount of, and accrued and unpaid interest to but excluding the First Amendment Effective Date on, such Refinanced Term Loans and (iii) commit (or have such other Eligible Assignees as such Cash Roll Lender may designate commit) to purchase new Class B Term Loans from the Fronting Lender in a principal amount to be determined by the Administrative Agent up to the amount of the Refinanced Term Loans such Cash Roll Lender assigned pursuant to the First-Step Assignment (or such greater amount as may be agreed between such Cash Roll Lender and the Administrative Agent),

(c) the Replacement Term Loans shall be deemed the Class B Term Loans and replace the Refinanced Term Loans, and

(d) the Fronting Lender shall advance a Replacement Term Loan in a principal amount equal to the principal amount of Refinanced Term Loans required to be paid by the Fronting Lender pursuant to this Section 7.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as Fronting Lender

By:	/s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Senior Vice President
Finance, Procurement & Treasurer

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Senior Vice President
Finance, Procurement & Treasurer

EXHIBIT A

LENDER CONSENT TO FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

[            ], 2014

Reference is made to the Credit and Guaranty Agreement, dated as of March 27, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”) among UNITED AIRLINES, INC. (formerly known as Continental Airlines, Inc. and as successor to United Air Lines, Inc.), a Delaware corporation (the “Borrower”), UNITED CONTINENTAL HOLDINGS, INC. and its other subsidiaries party thereto as guarantors from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and the “Lenders” party thereto.

Posted for your review is a draft of the First Amendment (the “Amendment”) to the Loan Agreement. Capitalized terms used and not defined in this Consent have the meanings set forth in the Loan Agreement, as amended by the Amendment.

This Consent sets forth the procedures for (i) submitting your consent to the Amendment; (ii) electing either (a) a cashless roll as described in Option A below or (b) a cash roll as described in Option B below; (iii) electing not to consent to the Amendment and be treated as a “Non-Consenting Lender” and/or (iv) submitting questions or comments on the Amendment.

PROCEDURES FOR CONSENTING TO THE AMENDMENT

Each Lender is requested to consent to the Amendment by following the procedures set forth herein. Additionally, each Consenting Lender may elect one of the following options:

•	OPTION A (Cashless): If you elect Option A, on the First Amendment Effective Date, your Class B Term Loans will automatically be subject to the amended terms described in the Amendment.

•	OPTION B (Cash Roll): If you elect Option B, on the First Amendment Effective Date (i) your Class B Term Loans will be assigned to the Fronting Lender pursuant to the terms of the Amendment (the “First-Step Assignment”), (ii) you will receive an amount equal to the outstanding principal amount of, together with accrued and unpaid interest to the First Amendment Effective Date on, such Term Loans, and (iii) you or such other Eligible Assignees as you may designate will commit to purchase new Class B Term Loans from the Fronting Lender (the “Second-Step Assignment”) in a principal amount to be determined by the Administrative Agent up to the amount of the original Class B Term Loans you assigned pursuant to the First-Step Assignment (or such greater amount as may be agreed between you and the Administrative Agent).

In order to consent to the Amendment and elect either Option A or Option B, each Consenting Lender is required to complete and sign the signature page to the Amendment (a copy of which is attached hereto as Annex I, with the full Amendment document being posted separately to Intralinks). In addition, if you elect Option B, the Administrative Agent will separately be contacting you to arrange execution and delivery of appropriate Assignment and Acceptance to effect the Second-Step Assignment.

Delivery Instructions for Consenting Lenders: If you are a Consenting Lender, please submit your completed and fully executed signature page to cyim@milbank.com , with a copy to coale.w.mechlin@jpmorgan.com, no later than 5:00 p.m., New York City time, on March [    ], 2014. Lenders not delivering a signature page prior to such time will be treated as “Non-Consenting Lenders” with respect to the Amendment. Please note that EACH LEGAL ENTITY MUST SUBMIT A SEPARATE SIGNATURE PAGE.

In addition, two originals of the signature page should be delivered to the attention of Connor Yim, Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005.

PROCEDURES FOR NON-CONSENTING LENDERS

If you do not wish to consent to the Amendment for any of your Class B Term Loans, you are requested to please promptly advise the Administrative Agent of your intention. Non-Consenting Lenders will be repaid in accordance with the Amendment.

PROCEDURES FOR UPSIZING COMMITMENTS

Each existing Lender that wishes to upsize its Class B Term Loan commitment in excess of its current amount is asked to contact their sales representative at J.P. Morgan.

REQUEST FOR REVIEW AND COMMENTS TO THE AMENDMENT

Each Lender is requested to review the terms of the Amendment.

All questions or comments on the Amendment of a business nature should be directed to J.P. Morgan Securities LLC (the “Administrative Agent”) at:

•	Eric Martz, eric.a.martz@jpmorgan.com, (212) 270-7516

If you have any questions of a legal nature, they should be directed to the Adminstrative Agent’s counsel, Milbank, Tweed, Hadley & McCloy LLP at:

•	Elihu F. Robertson, erobertson@milbank.com, (212) 530-5187

•	James V. Pascale, jpascale@milbank.com, (212) 530-5370

•	Connor Yim, cyim@milbank.com, (212) 530-5764